SUB-ITEM  77H

As of February 28, 2007, the following person or entity now owns more than 25% of a fund's voting security.

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PERSON/ENTITY                           FUND                       PERCENTAGE
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Charles Schwab & Co. Inc.                DIF                        26.2%
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As February 28, 2007,  the  following  person or entity no longer owns more than
25% of a fund's voting security.

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PERSON/ENTITY                                               FUND

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Massachusetts Financial Services Co..                        DIF
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